UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2020 (August 25, 2020)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock,	Arkansas		72212
(Address of principal executive offices)			(Zip Code)

	(501)	748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On August 25, 2020, Windstream Escrow LLC (the “Escrow Issuer”) and Windstream Escrow Finance Corp. (the “Co-Issuer” and, together with the Escrow Issuer, the “Escrow Issuers”), each an indirect wholly-owned subsidiary of Windstream Holdings, Inc. (the “Company”), issued $1,400,000,000 aggregate principal amount of 7.750% Senior First Lien Notes due 2028 (the “Notes”).
The offering of the Notes is part of a series of exit financing transactions being undertaken in connection with a restructuring of the Company and certain of its subsidiaries (collectively, the “Debtors”), to be effected through a plan of reorganization under Chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of New York substantially on the terms of the Debtors’ First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code, filed June 22, 2020 (as it may be amended, supplemented or modified, the “Plan”) and approved by the Bankruptcy Court on June 26, 2020 (the “Chapter 11 Cases”). The gross proceeds from the offering of the Notes were deposited into a segregated escrow account (the “Escrow Account”) and will be released upon satisfaction of certain escrow release conditions (the “Escrow Conditions” and the date of such release, the “Completion Date”), including the occurrence of the effective date of the Plan (the “Effective Date”).
On the Completion Date, we will undertake a reorganization, as a result of which the issuer of the Notes (the “Permanent Issuer” and, together with the Co-Issuer, the “Permanent Issuers”) will either be Windstream Services, LLC (“Old Services” and as it may be reorganized pursuant to the Plan, “Reorganized Windstream Services”) or a newly formed limited liability company (“New Services”), which will assume the Notes and the obligations of the Escrow Issuer under the Notes and the Indenture (as defined below). Windstream Escrow Finance Corp. will remain the co-issuer of the Notes and will be a wholly-owned subsidiary of the Permanent Issuer following the reorganization. The term “Issuers” refers to (a) prior to the Completion Date, the Escrow Issuers, and (b) from and after the Completion Date, the Permanent Issuers.
The Notes were issued pursuant to an indenture, dated as of August 25, 2020 (the “Indenture”), among the Issuers and Wilmington Trust, National Association, as trustee and Notes collateral agent.
Prior to the Completion Date, the Notes will not be guaranteed. On the Completion Date, the Notes will be guaranteed by each of the Permanent Issuer’s wholly-owned domestic subsidiaries (other than the Co-Issuer) that will guarantee the new term loan facility (the “New Exit Term Facility”) and the new super-senior secured revolving credit facility (the “New Super-Senior Exit Revolving Facility” and, together with the New Exit Term Facility, the “New Exit Facilities”) to be entered into on or about the Completion Date. Prior to the Completion Date, the Notes will be secured by a lien on amounts deposited into the Escrow Account. From and after the Completion Date, the Notes and related guarantees will be secured by liens, subject to permitted liens, on substantially all of the Permanent Issuers’ assets and the assets of the guarantors in each case, that constitute personal property (the “Collateral”).
Maturity and Interest Rate Payments
The Notes will mature on August 15, 2028. Interest on the Notes will be payable semi-annually, on February 15 and August 15 of each year, commencing on February 15, 2021, to holders of record on the preceding February 1 and August 1, as the case may be.
Ranking
The Notes are and, from and after the Completion Date, the Notes and the guarantees will be, the senior secured obligations of the Issuers and the guarantors, respectively, and rank or will rank: (i) equal in right of payment with all of the Issuers’ and the guarantors’ existing and future unsubordinated debt that does not have payment priority to the Notes, including indebtedness under the New Exit Term Facility; (ii) effectively equal to any existing and future indebtedness that is secured by equal priority liens on the Collateral and equal payment priority with the Notes pursuant to the first-lien intercreditor agreement (the “First Lien Intercreditor Agreement”), including indebtedness under the New Exit Term Facility (except to the extent of the value of the assets of the Company, as it may be reorganized pursuant to the Plan (“Reorganized Windstream”), which will secure the New Exit Term Facility, but not the Notes); (iii) effectively junior to all of the Issuers’ and the guarantors’ existing and future indebtedness that is secured by equal priority liens on the Collateral and senior payment priority to the Notes pursuant to the First Lien Intercreditor Agreement, including indebtedness under the New Super-Senior Exit Revolving Facility, to the extent of such senior payment priority; (iv) effectively senior to the Issuers’ and the guarantors’ existing and future unsecured indebtedness, to the extent of the value of the Collateral securing the Notes; (v) effectively junior to any existing and future indebtedness of the Issuers or the guarantors secured by liens on assets that are not part of the Collateral, to the extent of the value of such assets; (vi) senior in right of payment to any future subordinated indebtedness of the Issuers or the guarantors; and (vii) structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiaries that do not guarantee the Notes, including trade payables (other than indebtedness and liabilities owed to the Issuers or the guarantors).
Collateral
Prior to the Completion Date, the Notes will be secured by a lien on amounts deposited in the Escrow Account. From and after the Completion Date, the Notes and the guarantees will be secured by first-priority liens, subject to permitted liens, on substantially all of the personal property assets of the Issuers and the guarantors, which personal property assets will also ratably secure the New Exit Facilities (except the assets of Reorganized Windstream), in each case whether now owned or hereafter acquired, except for certain stock of foreign subsidiaries and certain excluded assets.
Excluded assets include, among other things: (i) motor vehicles and other assets subject to certificates of title and letter of credit rights, in each case to the extent a lien thereon cannot be perfected by the filing of a UCC financing statement; (ii) assets for which a pledge thereof or a security interest therein is prohibited by applicable law, rule or regulation, of any applicable jurisdiction; (iii) margin stock (within the meaning of Regulation U); (iv) any segregated funds held in escrow for the benefit of an unaffiliated third party (other than the Issuers or the guarantors); (v) any lease, license or other agreements, or any property subject to a purchase money security interest, capitalized lease obligation or similar arrangements, in each case to the extent permitted under the Indenture, to the extent that a pledge thereof or the grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capitalized lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Issuers or the guarantors) after giving effect to the applicable anti-assignment clauses of the UCC and the applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable laws notwithstanding such prohibition; (vi) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application; (vii) capital stock issued by, or assets of, unrestricted subsidiaries, immaterial subsidiaries or other special purpose entities; (viii) capital stock or other voting interests of any foreign subsidiary of the Company in excess of 65% of the issued and outstanding voting stock or other voting interests of such entity; (ix) any fee-owned real property and any leasehold interests in real property; and (x) other collateral exceptions and exclusions under applicable financing agreements.
Covenants
The Indenture contains covenants limiting the Issuers’ and certain restricted subsidiaries’ ability to: (i) incur additional debt and issue preferred stock; (ii) incur or create liens; (iii) redeem and/or prepay certain debt; (iv) pay dividends on capital stock or repurchase stock; (v) make certain investments; (vi) engage in specified sales of assets; (vii) enter into transactions with affiliates; and (viii) engage in consolidation, mergers and acquisitions. These covenants contain important exceptions, limitations and qualifications. At any time that the Notes are rated investment grade, certain covenants will be suspended.
Optional Redemption
The Issuers may redeem some or all of the Notes at any time prior to August 15, 2023 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem some or all of the Notes at any time on or after August 15, 2023 at the redemption prices set forth in the Indenture. In addition, at any time prior to August 15, 2023, up to 40% of the original aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.
Change of Control
Upon the occurrence of a change of control and a ratings downgrade to below investment grade, the Issuers must offer to purchase the Notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the purchase date.
Events of Default
The Indenture also provides for customary events of default which, if certain of them occurs: (i) would make all outstanding Notes due and payable immediately; or (ii) would allow the trustee or the holders of at least 30% in principal amount of the then outstanding Notes to declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable by notice in writing to the Issuers and, upon such declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Executive Vice President, General Counsel and Corporate Secretary	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: August 31, 2020